UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 19, 2009

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

000-53742	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On August 19, 2009, FirstEnergy Generation Corp. (FGCO), a subsidiary of FirstEnergy Corp. (FirstEnergy) and its subsidiary, FirstEnergy Solutions Corp. (FES), notified Credit Suisse (CS), as administrative agent and lender under the $300 million secured term loan facility, dated as of October 8, 2008, among FGCO, as borrower, FirstEnergy and FES, as guarantors, CS and the other lenders party thereto, as amended (Facility), that it intended to terminate the Facility prior to its scheduled maturity on October 7, 2009.  Such termination became effective on August 24, 2009.  There are no penalties associated with the early termination.

Since entry into the Facility, FGCO has not drawn upon the Facility.  Under the terms of the Facility, FGCO agreed to pay each lender, through CS, an unused commitment fee equal to 0.75% per annum of the daily unused amount of the commitment of such lender during the preceding quarter or other period starting with the date of the Facility or at the completion of the 364 day availability period or the date on which the commitment of such lender would expire or be terminated.  The early termination of the Facility reduces the amount of the unused commitment fee required to be paid by FGCO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

August 25, 2009

FIRSTENERGY CORP.
Registrant

FIRSTENERGY SOLUTIONS CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer